EXHIBIT 23.2

                   CONSENT OF BONGIOVANNI & ASSOCIATES, CPA'S

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 16, 2004 contained in the Annual Report on Form 10-KSB, filed with the Commission on April 30, 2004, relating to the financial statements of Donobi, Inc. in the SB-2 registration statement dated January 7, 2005 and to the reference to our firm under Item 13 as "Experts."

/s/ Bongiovanni  &  Associates,  CPA's
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    Bongiovanni  &  Associates,  CPA's
    Charlotte,  North  Carolina
    January  7,  2005